Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, David Kostman and Yaron Galai, Co-Chief Executive Officers (Principal Executive Officer) of Outbrain Inc. (the “Company”), and Elise Garofalo, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies that, to the best of his or her knowledge:
1.The Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 12, 2021

By:	/s/ David Kostman
Name: David Kostman
Title: Co-Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Yaron Galai
Name: Yaron Galai
Title: Co-Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Elise Garofalo
Name: Elise Garofalo
Title: Chief Financial Officer
(Principal Financial Officer)